EXHIBIT 5.1

[LETTERHEAD OF THOMPSON & KNIGHT L.L.P.]

May 2, 2005

Dorchester Minerals, L.P.

3838 Oak Lawn, Suite 300

Dallas, Texas 75219

Ladies and Gentlemen:

We have acted as counsel for Dorchester Minerals, L.P., a Delaware limited partnership (the “Company”), in connection with the preparation and filing of the prospectus forming a part of the registration statement on Form S-4 filed by the Company (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale from time to time, pursuant to Rule 415 under the Act, of up to 5,000,000 Common Units (“Common Units”).

In connection with the foregoing, we have examined the originals or copies certified or otherwise authenticated to our satisfaction of the Registration Statement, and such partnership records of the Company, certificates of public officials, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements of the officers or other representatives of the Company.

In rendering this opinion, we have assumed that the Registration Statement will become effective and the Common Units will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. We have also assumed that no action heretofore taken by the Board of Managers of Dorchester Minerals Management GP LLC, acting in its capacity as the general partner of the Company’s general partner (for itself and as the general partner of the Company), in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications specified herein, it is our opinion that, when (i) the Board of Managers of Dorchester Minerals Management GP LLC, acting in its capacity as the general partner of the Company’s general partner (for itself and as the general partner of the Company), has taken all necessary action to approve the issuance of the Common Units, and (ii) the Common Units have been issued and delivered against receipt by the Company of the consideration specified by such Board of Managers acting in such capacity, the Common Units will be validly issued, fully paid and nonassessable.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of Texas, and the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act. However, we are not members of the bar of the State of Delaware. Our knowledge of the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act is derived from a reading of those statutes without consideration of any judicial or administrative interpretations thereof.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

We hereby consent to the filing of this opinion with the Securities and Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,

/s/ THOMPSON & KNIGHT L.L.P.